ANNEX A-4
NY1 7689924v.2

ANNEX A-1

AMENDMENT NO. 1 TO THE COMMERCIAL PAPER PLACEMENT AGREEMENT
This Amendment No. 1 is dated as of January 6, 2015 and amends, as set forth below, the Commercial Paper Placement Agreement, dated as of August 18, 2011, (as so amended, the “Dealer Agreement”), between DENTSPLY International Inc., (the “Company”), and J.P. Morgan Securities LLC (the “Dealer”). All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Dealer Agreement.
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to the Dealer Agreement; and
WHEREAS, the parties hereto desire to amend the Dealer Agreement as more fully set forth below;
NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    AMENDMENT OF THE AGREEMENT.
On and after the Amendment Effective Date (as defined below), the Dealer Agreement is hereby amended as follows:

1.	All references to “4(2)” in the Dealer Agreement are hereby deleted and replaced with “4(a)(2).”

2.	All references to “Sophisticated Individual Accredited Investor(s)” in the Dealer Agreement are hereby deleted.

3.	Section 1.6.(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

a)
Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

4.	Section 1.6(e) of the Agreement is hereby deleted in its entirety and replaced with the following:
e) Offers and sales of the Notes shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

5.	Section 1.7(a) is hereby amended to delete the words “and Rule 506 thereunder”.

6.	Exhibit A to the Agreement is hereby deleted in entirety and replaced with the following:
Exhibit A
Form of Legend for Private Placement Memorandum and Notes

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO (THE ISSUER AND THE NOTES, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2)(i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

7.	Section 6.8 is hereby deleted in its entirety and replaced with the following:
6.8. “Issuing and Paying Agent Agreement” shall mean the issuing and paying agency agreement dated as of November 4, 2014 between the Company and U.S. Bank National Association, providing for the issuance and payment of the Notes, as such agreement may be amended and supplemented from time to time; and “Issuing and Paying Agent” shall mean U.S. Bank as issuing and paying agent under the Issuing and Paying Agent Agreement, or any successor or replacement agent thereto in accordance with the Issuing and Paying Agent Agreement.”
SECTION 2.    EFFECTIVENESS.
This Amendment No. 1 shall become effective as of the date (the “Amendment Effective Date”) when each of the parties hereto shall have received counterparts hereof signed by the other party hereto. Upon the effectiveness hereof, all references in the Dealer Agreement to “this Agreement” or the like shall refer to the Dealer Agreement as amended hereby.
SECTION 3.    COUNTERPARTS.
This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.
SECTION 4.    GOVERNING LAW.
This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws provisions.
SECTION 5.    ENTIRE AGREEMENT.
This Amendment No. 1 and the Dealer Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof. Except as amended hereby, all of the terms of the Dealer Agreement shall remain in full force and effect and are hereby confirmed in all respects.
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IN WITNESS WHEREOF, the parties hereto have authorized and caused this Amendment No. 1 to the Dealer Agreement to be duly executed and delivered as of the date first above written.
DENTSPLY International Inc., as Issuer
By:
Name: William E. Reardon
Title: Vice President & Treasurer
By:
Name: Andrew M. Smith
Title: Assistant Treasurer

J.P. MORGAN SECURITIES LLC, as Dealer

By: __________________________________
Name:
Title: